Exhibit (d)(5)


                              AMENDED AND RESTATED
                             SUB-ADVISORY AGREEMENT


      AGREEMENT dated as of the 16th day of October, 2002, and amended and restated as of October 1, 2003 between AmSouth Asset Management Inc., a corporation with its principal place of business in Alabama (herein called the "Investment Advisor") and Dimensional Fund Advisors Inc., a corporation with its principal place of business in California (herein called the "Sub-Advisor").

      WHEREAS, the Investment Advisor is the investment advisor to AmSouth Funds, a Massachusetts business trust (herein called the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

      WHEREAS, the AmSouth Investment Management Company, LLC (AIMCO), is a separate, wholly-owned subsidiary of AmSouth Bank, which formerly served as investment advisor to the Trust;

      WHEREAS, the Investment Advisor is a separate, wholly-owned subsidiary of AmSouth Bank;

      WHEREAS, AmSouth Bank reorganized its investment advisory subsidiaries so that management and investment advisory personnel that formerly provided investment management services as personnel of AIMCO now do so as the personnel of the Investment Advisor;

      WHEREAS, the reorganization of the investment advisory subsidiaries of AmSouth Bank does not effect an actual change in management or control of the investment advisor within the meaning of Rule 2a-6 under the 1940 Act, and, therefore, did not constitute an assignment of this Agreement for purposes of
Section 15(a)(4) of the 1940 Act;

      WHEREAS, the Investment Advisor wishes to retain the Sub-Advisor to assist the Investment Advisor in providing investment advisory services in connection with such portfolios of the Trust as now or hereafter may be identified on Schedule A hereto as such Schedule may be amended from time to time with the consent of the parties hereto (each herein called a "Fund");

      WHEREAS, the Board of Trustees of the Trust has duly approved this Agreement upon consideration of the Trust's existing contractual arrangements and applicable law; and

      WHEREAS, the Sub-Advisor is willing to provide such services to the Investment Advisor upon the terms and conditions and for the compensation set forth below;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

      1. APPOINTMENT. The Investment Advisor hereby appoints the Sub-Advisor its sub-advisor with respect to the Fund and the Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. In the performance of its duties hereunder, the Sub-Advisor is and shall be an independent contractor and except as otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Fund or the Investment Advisor in any way or otherwise be deemed to be an agent of the Trust, the Fund or the Investment Advisor.

      2. DELIVERY OF DOCUMENTS. The Investment Advisor shall furnish to the Sub-Advisor copies of the following documents:

            (a) The Declaration of Trust of the Trust as in effect on the date hereof;

            (b) The By-laws of the Trust as in effect on the date hereof;

            (c) The resolutions of the Board approving the engagement of the Sub-Advisor as sub-advisor for the Fund and approving the form of this Agreement;

            (d) The resolutions of the Board selecting the Investment Advisor as investment advisor to the Fund and approving the form of the Investment Advisory Agreement with the Trust, on behalf of the Fund;

            (e) The Investment Advisory Agreement with the Trust, on behalf of the Fund;

            (f) Current copies of the registration statement, Prospectus and Statement of Additional Information of the Trust relating to the Fund;

            (g) Resolutions, policies and procedures adopted by the Board in respect of the management or operation of the Fund; and

            (h) A list of affiliated brokers and underwriters and other affiliates for compliance with applicable provisions of the Investment Company Act.

            The Investment Advisor shall furnish the Sub-Advisor from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to Items (a) through (h) above shall be provided within 30 days of the times such materials became available to the Investment Advisor and, until so provided, the Sub-Advisor may continue to rely on those documents previously provided. With respect to Items (g) and (h) above, the Sub-Advisor shall have a reasonable amount of time, giving due consideration to the nature of the information so provided, to process such information before it becomes effective as to the Sub-Advisor.

      3.    SUB-ADVISORY SERVICES TO THE FUNDS.
            -----------------------------------

            (a) Subject to the supervision of the Investment Advisor, the Sub-Advisor will provide a continual investment program for such portion, if any, of the Fund's assets, that is allocated to the Sub-Advisor by the Investment Advisor from time to time. With respect to such assets, the Sub-Advisor will: (i) make investment decisions with respect to the investment and re-investment of the Fund's assets; (ii) place orders for all purchases and sales of the investments made for the Fund; (iii) maintain the books and records required in connection with its duties hereunder; and (iv) keep the Investment Advisor informed of developments materially affecting the Fund. The Investment Advisor shall retain direct portfolio management responsibility with respect to any assets of the Fund which are not allocated by it to the portfolio management of the Sub-Advisor.

            (b) The Sub-Advisor will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities; provided that, notwithstanding this Paragraph 3(b), the liability of the Sub-Advisor for actions taken and non-actions with respect to the performance of services under this Agreement shall be subject to the limitations set forth in Paragraph 11(a) of this Agreement.

            (c) The Sub-Advisor will communicate to the Trust's custodian and Fund accountants as instructed by the Investment Advisor on each day that a purchase or sale of a security is effected for the Fund (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale will be affected, (iv) the CUSIP or SEDOL number of the security, if any, and (v) such other information as the Investment Advisor may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement.

            (d) The Sub-Advisor will provide the services rendered by it hereunder in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus and Statement of Additional Information, and such other guidelines as the Board of Trustees of the Trust ("Board") may establish and which are provided to Sub-Advisor in accordance with
Section 2 of this Agreement.

            (e) The Sub-Advisor will maintain records of the information set forth in Paragraph 3(c) hereof with respect to the securities transactions of the Fund and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may reasonably request.

            (f) After each month-end, the Sub-Advisor will promptly review all (1) reports of current security holdings in the Fund, (2) summary reports of transactions and pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order) and (3) current cash position reports (including cash available from portfolio sales and maturities and sales of the Fund's shares less cash needed for redemptions and settlement of portfolio purchases), all within a reasonable time after receipt thereof from the Trust and will report any errors or discrepancies in such reports to the

Trust or its designee within three (3) business days after discovery of such discrepancies.

            (g) At such times as reasonably requested by the Board or the Investment Advisor, the Sub-Advisor will provide economic and investment analysis and reports, and make available to the Board and the Investment Advisor such economic, statistical, or investment services normally available to similar investment company clients of the Sub-Advisor.

            (h) The Sub-Advisor will make its portfolio managers and other appropriate personnel available to the Board and the Investment Advisor at reasonable times to review the Fund's investment policies and to consult with the Board and the Investment Advisor regarding the investment affairs of the Fund, including economic and statistical and investment matters relevant to the Sub-Advisor's duties hereunder, and the portfolio strategies employed.

            (i)    The  Sub-Advisor  will  provide the  Investment  Advisor with
quarterly   compliance  reports  and  certifications  in  the  forms  reasonably requested by the Investment Advisor.

            (j) The Sub-Advisor will provide the Trust with reasonable evidence that, with respect to its activities on behalf of the Fund, the Sub-Advisor is maintaining (i) adequate fidelity bond insurance; and (ii) an appropriate Code of Ethics and related reporting procedures.

      4. BROKERAGE. The Sub-Advisor may place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders, the Sub-Advisor will consider the factors it deems relevant, including, as applicable, the experience and skill of the firm's securities traders, as well as the firm's financial responsibility and administrative efficiency. The Sub-Advisor will use its best efforts to obtain the best price and the most favorable execution of its orders. Consistent with these obligations, and in selecting a broker to execute a particular transaction, the Sub-Advisor may consider the brokerage and research services provided to the Fund and other accounts over which the Sub-Advisor exercises investment discretion. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Advisor determines in good faith that the amount of such commission is reasonable in relation to the value of the brokerage or research services provided, viewed either in terms of a particular transaction or the overall responsibility of the Sub-Advisor to the Fund and its other clients. Compensation received by the Sub-Advisor pursuant to this Agreement shall not be reduced by any benefits received by the Sub-Advisor pursuant to this section. The Sub-Advisor may direct brokerage to whomever it deems appropriate consistent with the foregoing. In no instance will portfolio securities be purchased from or sold to the Trust's principal distributor, the Investment Advisor or any affiliate thereof (as the term "affiliate" is defined in the 1940 Act), except to the extent permitted by Securities and Exchange Commission ("SEC") exemptive order or by applicable law.

      5.    COMPLIANCE WITH LAWS: CONFIDENTIALITY: CONFLICTS OF INTEREST.
            -------------------------------------------------------------

            (a) The Sub-Advisor agrees that it will comply with all applicable laws, rules and regulations of all federal and state regulatory agencies having jurisdiction over the Sub-Advisor in performance of its duties hereunder (herein called the "Rules").

            (b) The Sub-Advisor will treat confidentially and as proprietary information of the Trust all records and information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply; (ii) after notification to the Investment Advisor or Trust, in response to regulatory inspection requests or other regulatory inquiries or (iii) when so requested by the Investment Advisor or the Trust.

            (c) It is understood that any non-public information or non-public recommendation supplied by the Sub-Advisor in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Investment Advisor, Trust or such persons as the Investment Advisor may designate in connection with the business of the Fund.

      6. CONTROL BY TRUST'S BOARD OF TRUSTEES. Any recommendations concerning the Fund's investment program proposed by the Sub-Advisor to the Fund and the Investment Advisor pursuant to this Agreement, as well as any other activities undertaken by the Sub-Advisor on behalf of the Fund pursuant thereto shall at all times be subject to any applicable directives of the Board of Trustees of the Trust.

      7. SERVICES NOT EXCLUSIVE. The Sub-Advisor's services hereunder are not deemed to be exclusive, and the Sub-Advisor shall be free to render similar or dissimilar services to others. The Investment Advisor understands, and has advised the Trust's Board of Trustees, that the Sub-Advisor now acts, and may in the future act, as an investment advisor to fiduciary and other managed accounts, and as investment advisor, sub-investment advisor, and/or administrator to other investment companies. The Investment Advisor has no objection to the Sub-Advisor's acting in such capacities, provided that whenever the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Advisor to be suitable for two or more Funds, investment companies or accounts managed by the Sub-Advisor, the available securities or investments will be allocated in a manner believed by the Sub-Advisor to be equitable to each of them. It is recognized and acknowledged by the Investment Advisor that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtained for or disposed of by the Fund. In addition, the Investment Advisor understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Advisor to assist in the Sub-Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Advisor or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      8. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 of the Rules, and any other applicable Rule, the Sub-Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 and any other applicable Rule, the records required to be maintained by the Sub-Advisor hereunder pursuant to Rule 31a-1 and any other applicable Rule.

      9. EXPENSES. During the term of this Agreement, the Sub-Advisor will bear all expenses incurred by it in connection with the performance of its services under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. Notwithstanding the foregoing, the Sub-Advisor shall not bear expenses related to the operation of the Trust or any Fund including, but not limited to, taxes, interest, brokerage fees and commissions and any extraordinary expense items.

      10. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Investment Advisor will pay the Sub-Advisor and the Sub-Advisor will accept as full compensation therefor a fee computed daily and paid monthly in arrears on the first business day of each month equal to the lesser of (i) the fee at the applicable annual rates set forth on Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Investment Advisor and the Sub-Advisor. If the fee payable to the Sub-Advisor pursuant to this paragraph begins to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating fees, the value of a Fund's net assets shall be computed in the manner specified in the Prospectus and the Statement of Additional Information for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of the Fund's shares. Payment of said compensation shall be the sole responsibility of the Investment Advisor and shall in no way be an obligation of the Fund or of the Trust.

      11.   LIMITATION OF LIABILITY.

            (a) The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Advisor, the Trust or the Fund in connection with the matters to which Agreement relates, except that Sub-Advisor shall be liable to the Investment Advisor for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-Advisor in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement. In no case shall the Sub-Advisor be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions or requests given or made to the Sub-Advisor by the Investment Advisor.

            (b) The Investment Advisor shall be responsible at all times for supervising the Sub-Advisor, and this Agreement does not in any way limit the duties and responsibilities that the Investment Advisor has agreed to under the Advisory Agreement.

      12. DURATION AND TERMINATION. This Agreement shall become effective as of the date first written above provided that it shall have been approved (a) by a vote of a majority of the members of the Board who are not parties to this Agreement or interested persons of the Trust, the Investment Advisor or the Sub-Advisor ("Independent Trustees"), cast in person at a meeting called for the purposes of voting on such approval; and (b) by a vote of a majority of the outstanding voting securities of the Fund. Unless sooner terminated as provided herein, this Agreement shall continue with respect to the Fund until October 16, 2004. Thereafter, if not terminated, this Agreement shall continue in effect for successive 12-month periods ending on October 15 of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of the Fund; PROVIDED, HOWEVER, that this Agreement may be terminated with respect to the Fund (i) by the Trust at any time without the payment of any penalty by the Board, (ii) by vote of a majority of the outstanding voting securities of the Fund, (iii) by the Investment Advisor on 60 days written notice to the Sub-Advisor or (iv) by the Sub-Advisor on 60 days written notice to the Investment Advisor. Any notice of termination served on the Sub-Advisor by the Trust or the Investment Advisor shall be without prejudice to the obligation of the Sub-Advisor to complete transactions already initiated or acted upon with respect to the Fund. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

      13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

      14. NOTIFICATION OF INVESTMENT ADVISOR. The Sub-Advisor will promptly notify the Investment Advisor in writing of the occurrence of any of the following events: (a) the Sub-Advisor shall fail to be registered as an investment advisor under the Investment Advisors Act of 1940, as amended; (b) the Sub-Advisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund or the Trust; or (c) any other occurrence that reasonably could have a material adverse impact on the ability of the Sub-Advisor to provide the services provided for in this Agreement.

      15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

      16. PRIVACY POLICY. The Sub-Advisor acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Fund received from the Investment Advisor is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of Regulation S-P, and agrees that such information: (i) shall not be disclosed to any third party for any purpose without the written consent of the Investment Advisor unless permitted by exceptions set forth in Sections 248.14 or 248.15 of Regulation S-P; and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of Regulation S-P if so required.

      17. REFERENCES TO THE INVESTMENT ADVISOR AND SUB-ADVISOR. During the term of this Agreement, each party agrees to furnish to the other party at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to sales personnel, shareholders of the Trust or the public, which refer to the other party or its clients in any way, prior to use thereof and not to use such material if the other party reasonably objects in writing five business days (or such other time as may be mutually agreed upon) after receipt thereof. Sales literature may be furnished to the other party by first-class or overnight mail, facsimile transmission equipment or hand delivery.

      18. CLIENT SUITABILITY. The Investment Advisor understands and agrees that the Sub-Advisor, as part of its duties hereunder, is not responsible for determining whether or not the Fund is suitable and appropriate investments for the clients who invest in such.

      19. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties herein and their respective successors and shall be governed by Massachusetts law.

      The  names   "AmSouth   Funds"  and  "Trustees  of  AmSouth  Funds"  refer
respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated as of March 19, 2003 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "AmSouth Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


      (SEAL)                        AMSOUTH ASSET MANAGEMENT INC.

                                    /s/ Joseph T. Keating
                                    -----------------------------------

                                    By:    Joseph T. Keating
                                    Title: Chairman


      (SEAL)                        DIMENSIONAL FUND ADVISORS INC.

                                    /s/ Valerie A. Brown
                                    -----------------------------------

                                    By:     Valerie A. Brown
                                    Title:  Vice President and Assistant
                                              Secretary

                                                         Dated:  October 1, 2003

                                   SCHEDULE A

                            To Sub-Advisory Agreement
                           dated as of October 1, 2003
                      between AmSouth Asset Management Inc.
                       and Dimensional Fund Advisors Inc.



NAME OF FUND                        ANNUAL FEE AS A PERCENTAGE OF
------------                        AVERAGE DAILY NET ASSETS
                                    ------------------------

AmSouth International Equity Fund   .40% on the first $40 million of average
                                    aggregate daily net assets and .20% on
                                    assets in excess of $40 million



Consented to by:



Date: 10/02/03                      AMSOUTH ASSET MANAGEMENT INC.
      ---------------

                                    /s/ Joseph T. Keating
                                    -----------------------------------
                                    By:    Joseph T. Keating
                                    Title: Chairman




Date: 10/02/03                      DIMENSIONAL FUND ADVISORS INC.
      --------------

                                    /s/   Valerie A. Brown
                                    -----------------------------------
                                    By:    Valerie A. Brown
                                    Title: Vice President and Assistant
                                             Secretary


                                       A-1